Exhibit 99.1

NanoFlex Signs its First Commercial License Agreement with

SolAero Technologies, a Global Leader in High Efficiency Solar Cells

Scottsdale, AZ, (Date2017) – NanoFlex Power Corporation (“NanoFlex”) (OTCQB:OPVS), a developer of advanced solar technologies, today announced it has entered into a license agreement with SolAero Technologies Corporation, a global leader in high performance photovoltaics for space and terrestrial applications. For the last two years, NanoFlex and SolAero have partnered to validate NanoFlex’s patented, non-destructive epitaxial lift-off (“ND-ELO”) process and related technologies in SolAero's ultra-high efficiency solar cells.

ND-ELO technology has the potential to reduce compound semiconductor production costs by more than 40% by enabling reuse of the expensive wafer substrate. This breakthrough process technology was invented at the University of Michigan by Professor Steven Forrest’s research team and has been further developed by NanoFlex. NanoFlex has the exclusive worldwide rights to license, sub-license, and bring its own products to market using this ND-ELO technology. In addition to reduced cost, NanoFlex’s ND-ELO process enables very high performance solar cells in lightweight and flexible thin film form factors, providing reduced weight and improved design flexibility for demanding applications. These applications include not only satellites, but unmanned aerial vehicles, mobile military power and other high performance aerospace and defense solutions. As well, ND-ELO offers exciting potential for commercial solar applications where thin film, high performance solar solutions fit unique requirements on buildings or in solar farms where real estate availability is limited.

Under the terms of the non-exclusive agreement, NanoFlex and SolAero will jointly commercialize NanoFlex’s technology as part of SolAero’s products. NanoFlex received up-front development funding from SolAero and will receive a running royalty associated with space solar cells fabricated using the licensed technology.

“We are pleased to enter into this important strategic relationship with SolAero, a leader in the satellite power market and a company we have long admired. The significance of the license agreement with SolAero cannot be underestimated as it validates our breakthrough ND-ELO technology and sets us on a path toward commercialization with an industry leader. We believe this breakthrough will enable solar cells with efficiencies exceeding 30% at commercially competitive costs in demanding applications - both space and terrestrial,” said NanoFlex Chief Executive Officer Dean Ledger.

“We have worked with NanoFlex for the last two years to validate this important manufacturing process technology. With the successful validation of wafer recycling technology, we look toward to the commercialization of ND-ELO as a key aspect of SolAero's advanced solar cell manufacturing. The thin film form factor enabled by ND-ELO will expand applications for SolAero’s products in space and open up new opportunities in aviation and as part of terrestrial solutions,” said SolAero Chief Executive Officer Brad Clevenger.

About NanoFlex Power Corporation

NanoFlex Power Corporation is engaged in the research, development, and commercialization of advanced photovoltaic technologies that enable thin-film products with industry-leading efficiencies, light weight, flexibility and lowest total system cost. NanoFlex’s sponsored research programs at USC, Michigan and Princeton University have produced an extensive patent portfolio covering flexible, thin-film photovoltaic technologies. Pursuant to its sponsored research agreements, NanoFlex has obtained the exclusive worldwide license and right to use and sublicense any and all intellectual property resulting from the Company’s sponsored research programs. For more information, visit www.nanoflexpower.com.

About SolAero Technologies Corp.

SolAero Technologies Corp. is a leading global provider of solar power and structural solutions to satellite and spacecraft OEMs.  SolAero’s products have enabled more than 300 successful programs over the past 20 years. For more information about SolAero, visit http://www.solaerotech.com

Caution Regarding Forward Looking Statements

Certain statements in this news release are forward-looking, including (without limitation) expectations or guidance respecting commercialization. Undue reliance should not be placed on such forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) its continuing research and development efforts and acceptance of new technologies in the marketplace and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information regarding certain of those and other risk factors and cautionary statements that could affect future results, performance or trends are discussed in the Company's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.